EXHIBIT 99.1

Encore Bancshares Reports Third Quarter 2010 Results and Announces Agreement to Sell $25.3 Million of Florida Problem Loans

HOUSTON, Oct. 29, 2010 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) today announced its financial results for the third quarter of 2010.

Texas franchise shows strong growth

  Demand deposits grew 49.0% compared with September 30, 2009
  Commercial loans grew 5.1% compared with September 30, 2009
  Assets under management grew 8.5% compared with September 30, 2009

Florida branch transaction expected to close in the fourth quarter 2010

  Loans held for sale of $66.3 million
  Deposits held for sale of $187.4 million

Agreement to sell majority of the Florida problem loans

  Agreed to sell approximately $25.3 million of Florida loans in a bulk sale
  Mark to market charge of $8.5 million recorded in the third quarter 2010
  Upon completion of sale, nonperforming loans reduced by $19.8 million

Capital position and credit reserves remain strong

  Estimated tier 1 capital of 13.51% and tangible common equity ratio of 6.19%
  Allowance for loan losses of 2.27% of loans, excluding loans held for sale

"We believe that we have recognized substantially all of the cost associated with exiting the Florida market," said James S. D'Agostino, Jr., Chairman and Chief Executive Officer of Encore Bancshares, Inc. "We see good opportunities to grow in Houston and we plan to devote all our resources to increasing our franchise and improving profitability."

Earnings

For the three months ended September 30, 2010, our net loss was $8.4 million, compared with a net loss of $1.8 million for the same period of 2009. Loss per diluted common share for the third quarter of 2010 was $0.79, after deducting preferred dividends, compared with a loss per diluted common share of $0.22 for the same period of 2009. During the third quarter, we marked-to-market certain Florida loans, including those we recently agreed to sell, and repossessed real estate, resulting in a charge of $11.3 million to the allowance for loan losses, a charge to the income statement of $1.0 million for the write down of loans held for sale, and a $2.8 million write down of repossessed real estate. Additionally, we provisioned $9.6 million to the allowance for loan losses.

For the nine months ended September 30, 2010, the net loss was $23.3 million, compared with net earnings of $203,000 for the same period of 2009. The loss per diluted common share, after deducting preferred dividends, was $2.25, compared with a net loss of $0.14 per diluted common share for the comparable period of 2009. The loss was due primarily to credit costs and write downs of assets held for sale in Florida.

Net Interest Income

Net interest income on a tax equivalent basis (TE) for the third quarter of 2010 was $11.1 million, a decrease of $993,000, or 8.2% compared with the same period of 2009. The net interest margin (TE) contracted 30 basis points to 2.83% during the same comparison period. Net interest income (TE) for the nine months ended September 30, 2010 was $33.8 million, a decrease of $1.4 million, or 4.1%, compared with the same period of 2009. The net interest margin (TE) contracted 17 basis points during this same comparison period. The decrease in margin for both periods was due primarily to the decrease in loans and an offsetting increase in short term lower yielding investments. On a linked quarter basis (compared with the immediately preceding quarter), net interest income (TE) was essentially flat, as average earning assets increased by approximately $34.9 million, but the net interest margin decreased 9 basis points. The decrease in margin was due to a combination of lower securities yields, which was a result of securities maturing and having to be reinvested at lower yields, and an increase in low yielding temporary investments. Average temporary investments, which we are holding partly in anticipation of the remaining Florida branch sale, were $290.5 million or 18.7% of average interest earning assets for the third quarter of 2010.

Noninterest Income

Noninterest income was $7.0 million for the third quarter of 2010, an increase of $215,000, or 3.2%, compared with the same period of 2009. The increase was due primarily to a combination of trust and investment management fees, which increased $138,000, or 3.1%, as assets under management grew 8.5% due primarily to the improvements in the equity markets, and insurance commissions, which increased $159,000, or 11.6%, because of new commercial business.

Noninterest Expense

Noninterest expense was $20.7 million for the third quarter of 2010, an increase of $7.4 million, compared with the same period of 2009. The increase was due primarily to a combination of higher compensation expense, foreclosed real estate expense, FDIC assessment and write down of loans held for sale. Compensation expense rose in part due to the addition of new lenders earlier in the year to grow the bank's commercial lending platform in Houston.  The increase in FDIC assessment reflects a higher assessment rate and a more rapid amortization of the prepaid FDIC assessment. The rise in foreclosed real estate expense reflected $3.2 million in write downs of primarily Florida real estate. In addition, we incurred a $1.0 million charge in write downs of loans held for sale.

Segment Earnings

On a segment basis, our banking segment showed a net loss of $9.3 million, compared with a net loss of $2.6 million in the same period of 2009, due primarily to credit costs and write downs of loans and real estate in Florida. Our wealth management group had net earnings of $792,000 for the third quarter of 2010, a decrease of $74,000 or 8.5%. Wealth management fees increased due to rising equity valuations, but were offset by higher expense, which was primarily compensation related. Our insurance agency showed net earnings of $251,000 for the third quarter of 2010, an increase of $76,000, due to higher insurance commissions, associated with new commercial customers.

Loans

Period end loans, including loans held for sale, were $1.0 billion at September 30, 2010, a decrease of $70.1 million, or 6.3%, compared with September 30, 2009. The decrease was due primarily to lower construction, land loans and commercial real estate loans. Commercial loans in Texas grew 5.1% in the same comparison period, and grew 8.9% year to date. Additionally, we have entered into an agreement to sell $25.3 million of Florida problem loans. These loans are classified as held-for-sale at September 30, 2010.

Deposits

Period end deposits, including deposits held for sale, were $1.2 billion, at September 30, 2010, an increase of $66.7 million, or 5.7%, compared with September 30, 2009. Noninterest bearing accounts in Texas were $205.9 million, an increase of $67.7 million, or 49.0%, and represent 19.7% of total deposits in Texas at September 30, 2010.  Average deposits were $1.2 billion for the third quarter of 2010, an increase of $64.1 million, or 5.5%, compared with the same period of 2009.

Credit Quality and Capital Ratios

The provision for loan losses was $9.6 million for the third quarter of 2010, compared with $7.7 million for the same period of 2009. Net charge-offs for the third quarter were $15.3 million, or 5.75% of average total loans on an annualized basis, compared with $5.3 million, or 1.88% of average total loans on an annualized basis in the same period of 2009. Commercial loan charge-offs were $13.6 million, primarily reflecting the $11.3 million in mark to market write downs of certain Florida loans reclassified to held-for-sale.  Consumer loan charge-offs were $2.1 million, which reflected a $1.4 million decrease compared with the second quarter, due primarily to our semiannual review of the purchased loan portfolio in the second quarter. The allowance for loan losses was $21.0 million, or 2.27% of loans, excluding loans held for sale, at September 30, 2010, compared with $27.6 million, or 2.49% of loans at September 30, 2009.

At September 30, 2010, nonperforming assets were $62.5 million compared with $77.8 million at June 30, 2010 and $45.3 million at September 30, 2009.  The following provides proforma nonperforming asset data reflecting the announced sale:

Total nonperforming assets before sale	$ 62,548
Sale of Florida nonaccrual loans	(19,803)
Total nonperforming assets after sale	$ 42,745

Nonperforming assets to total loans
and investment in real estate after sale	4.18%

Nonperforming loans in Texas were $17.4 million at September 30, 2010, compared with $22.4 million at June 30, 2010. The decrease was due primarily to the repossession of a $3.9 million home loan.  Nonperforming loans in Florida were $34.3 million at September 30, 2010, compared with $41.8 million at June 30, 2010. Proforma nonperforming loans in Florida (giving effect to the announced loan sale) were $14.4 million, a decrease of $27.3 million, or 65.4% compared with June 30, 2010.

In addition, during the third quarter, we sold a $3.2 million land loan and a $1.0 million commercial real estate loan.  The remaining $14.4 million in nonperforming Florida loans have been written down to 54.2% of the legal loan balance. After the sales, the balance of portfolio loans in Florida total $29.1 million, of which $11.7 million is held-for-sale.

Investment in real estate was $10.9 million at September 30, 2010, compared with $13.6 million at June 30, 2010, a decrease of $2.8 million, or 20.2%. The decrease was due primarily to the write down of Florida real estate. Restructured loans still accruing were $2.6 million at September 30, 2010, compared with $1.1 million at June 30, 2010. The increase was due primarily to a land loan in Florida.

As of September 30, 2010, our estimated Tier 1 risk-based, total risk-based and leverage capital ratios were 13.51%, 14.77%, and 9.18%, respectively. In addition, Encore Bank was considered "well capitalized" pursuant to regulatory capital definitions. Book value per share and tangible book value per share were $12.33 and $8.76 at September 30, 2010, compared with $13.06 and $9.47 at June 30, 2010. The decrease was primarily due to the loss for the quarter.

Conference Call

Encore will host a conference call for investors and analysts that will be broadcast live via the Internet on Friday, October 29, 2010, at 10:00 a.m. Eastern Time. Interested parties may participate by calling 877-303-6295 at least ten minutes prior to the start time.

To listen to this conference call live via the Internet, please visit the Investor Relations section of the Company's web site at http://www.encorebank.com at least fifteen minutes prior to the call to register, download and install any necessary audio software. An audio archive of the call will also be available on the web site on or before Monday, November 1, 2010.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 11 private client offices in the Greater Houston area and four in southwest Florida. Headquartered in Houston and with $1.7 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The Company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

The Encore Bancshares, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4257

This press release contains certain financial information determined by methods other than in accordance with GAAP. Specifically, Encore reviews tangible book value per share, return on average tangible common equity and the tangible common equity to tangible assets ratio for internal planning and forecasting purposes. Encore reviews its net interest income, net interest spread and net interest margin on a tax equivalent basis, which is standard practice in the banking industry.  Encore has included in this press release information relating to these non-GAAP financial measures for the applicable periods presented. Encore's management believes these non-GAAP financial measures provide information useful to investors in understanding our financial results and believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Additionally, Encore has reviewed and presented non-GAAP financial information related to its Florida operations held-for-sale on pages 11 and 12. Encore's management believes this non-GAAP financial information is useful to investors in understanding our financial results. These non-GAAP measures should not be considered a substitute for operating results determined in accordance with GAAP and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to:  competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; the failure to complete the pending transactions for the sale of certain Florida problem loans and the sale of our Florida operations; incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; changes in availability of funds; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2009 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

Encore Bancshares, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Unaudited, amounts in thousands, except per share data)

	As of and for the Three		As of and for the Nine
	Months Ended September 30,		Months Ended September 30,
	2010	2009	2010	2009

Operations Statement Data:
Interest income	$ 16,922	$ 19,517	$ 52,078	$ 58,671
Interest expense	5,953	7,562	18,680	23,797
Net interest income	10,969	11,955	33,398	34,874
Provision for loan losses	9,599	7,685	32,572	13,651
Net interest income after provision for loan losses	1,370	4,270	826	21,223
Noninterest income	7,028	6,813	21,884	19,244
Noninterest expense	20,728	13,289	58,387	39,737
Net earnings (loss) before income taxes	(12,330)	(2,206)	(35,677)	730
Income tax expense (benefit)	(3,904)	(453)	(12,347)	527
Net earnings (loss)	$ (8,426)	$ (1,753)	$ (23,330)	$ 203
Earnings (loss) available to common shareholders	$ (8,981)	$ (2,306)	$ (24,997)	$ (1,457)

Common Share Data:
Basic earnings (loss) per share (1)	$ (0.79)	$ (0.22)	$ (2.25)	$ (0.14)
Diluted earnings (loss) per share (1)	(0.79)	(0.22)	(2.25)	(0.14)
Book value per share	12.33	15.01	12.33	15.01
Tangible book value per share (2)	8.76	11.83	8.76	11.83

Average common shares outstanding	11,380	10,441	11,108	10,337
Diluted average common shares outstanding	11,380	10,441	11,108	10,337
Shares outstanding at end of period	11,380	10,499	11,380	10,499

Selected Performance Ratios:
Return on average assets	(2.01)%	(0.43)%	(1.91)%	0.02%
Return on average common equity (1)	(24.02)%	(5.72)%	(21.45)%	(1.22)%
Return on average tangible common equity (1)(2)	(33.13)%	(7.24)%	(29.10)%	(1.55)%
Taxable-equivalent net interest margin (2)	2.83%	3.13%	2.95%	3.12%
Efficiency ratio	110.27%	71.37%	96.06%	73.00%
Noninterest income to total revenue	39.05%	36.30%	39.59%	35.56%

(1) Using earnings (loss) available to common shareholders.
(2) Non-GAAP measure. See calculation of tangible common equity and taxable-equivalent amounts in subsequent tables.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands, except per share data)

	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2010	2010	2010	2009	2009

ASSETS
Cash and due from banks	$ 16,825	$ 14,718	$ 18,420	$ 16,796	$ 15,035
Interest-bearing deposits in banks	231,866	314,624	237,771	172,984	144,238
Federal funds sold and other	993	902	1,695	7,396	6,818
Cash and cash equivalents	249,684	330,244	257,886	197,176	166,091
Securities available-for-sale, at estimated fair value	198,530	72,153	138,495	140,651	134,079
Securities held-to-maturity, at amortized cost	55,436	68,628	88,454	117,171	117,316
Loans held-for-sale	111,505	77,914	81,953	1,058	--
Loans receivable	924,589	972,765	974,301	1,078,205	1,106,169
Allowance for loan losses	(20,967)	(26,675)	(25,132)	(26,501)	(27,575)
Net loans receivable	903,622	946,090	949,169	1,051,704	1,078,594
Federal Home Loan Bank of Dallas stock, at cost	9,602	9,593	9,578	9,569	9,565
Investment in real estate	10,852	13,602	11,054	14,639	6,952
Premises and equipment, net	7,284	7,567	9,327	15,484	15,953
Cash surrender value of life insurance policies	15,786	15,637	15,489	15,339	15,182
Goodwill	35,799	35,799	35,799	35,799	27,873
Other intangible assets, net	4,876	5,034	5,192	5,351	5,521
Accrued interest receivable and other assets	44,430	40,085	32,176	31,414	23,594
Other assets held-for-sale	3,256	3,269	3,344	--	--
	$ 1,650,662	$ 1,625,615	$ 1,637,916	$ 1,635,355	$ 1,600,720

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$ 205,927	$ 182,729	$ 156,071	$ 174,102	$ 152,367
Interest-bearing	838,125	832,876	802,597	1,017,734	1,012,466
Deposits held-for-sale	187,433	184,106	242,755	--	--
Total deposits	1,231,485	1,199,711	1,201,423	1,191,836	1,164,833
Borrowings and repurchase agreements	220,818	219,602	218,560	220,612	221,492
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Accrued interest payable and other liabilities	8,028	7,804	7,094	15,620	7,316
Other liabilities held-for-sale	6	6	10	--	--
Total liabilities	1,480,956	1,447,742	1,447,706	1,448,687	1,414,260

Commitments and contingencies
Shareholders' equity:
Preferred stock	29,368	29,238	29,107	28,976	28,847
Common stock	11,421	11,416	11,195	10,527	10,508
Additional paid-in capital	121,939	121,533	121,345	116,084	115,860
Retained earnings	6,098	15,079	28,288	31,095	30,066
Common stock in treasury, at cost	(389)	(346)	(319)	(233)	(123)
Accumulated other comprehensive income	1,269	953	594	219	1,302
Shareholders' equity	169,706	177,873	190,210	186,668	186,460
	$ 1,650,662	$ 1,625,615	$ 1,637,916	$ 1,635,355	$ 1,600,720

Ratios and Per Share Data:
Leverage ratio (1)	9.18%	9.93%	10.73%	10.55%	10.94%
Tier 1 risk-based capital ratio (1)	13.51%	14.59%	15.56%	14.80%	15.30%
Total risk-based capital ratio (1)	14.77%	15.86%	16.82%	16.07%	16.57%
Book value per share	$ 12.33	$ 13.06	$ 14.43	$ 15.01	$ 15.01
Tangible book value per share (2)	8.76	9.47	10.76	11.10	11.83
Tangible common equity to tangible assets (2)	6.19%	6.80%	7.52%	7.31%	7.93%

(1) Estimated at September 30, 2010.
(2) Non-GAAP measure. See calculation of tangible common equity in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,	September 30,
	2010	2010	2010	2009	2009	2010	2009
Interest income:
Loans, including fees	$ 14,196	$ 14,111	$ 14,316	$ 16,157	$ 17,045	$ 42,623	$ 51,744
Loans held-for-sale	1,212	1,330	1,378	11	34	3,920	94
Securities	1,276	1,526	2,046	2,177	2,258	4,848	6,341
Federal funds sold and other	238	234	215	210	180	687	492
Total interest income	16,922	17,201	17,955	18,555	19,517	52,078	58,671
Interest expense:
Deposits	2,827	2,962	3,042	4,507	5,131	8,831	16,506
Deposits held-for-sale	698	863	1,010	--	--	2,571	--
Borrowings and repurchase agreements	2,127	2,139	2,116	2,129	2,129	6,382	6,364
Junior subordinated debentures	301	298	297	298	302	896	927
Total interest expense	5,953	6,262	6,465	6,934	7,562	18,680	23,797
Net interest income	10,969	10,939	11,490	11,621	11,955	33,398	34,874
Provision for loan losses	9,599	18,013	4,960	3,009	7,685	32,572	13,651
Net interest income after provision for loan losses	1,370	(7,074)	6,530	8,612	4,270	826	21,223
Noninterest income:
Trust and investment management fees	4,639	4,591	4,618	4,557	4,501	13,848	12,337
Mortgage banking	150	78	36	41	110	264	612
Insurance commissions and fees	1,524	1,488	1,639	1,098	1,365	4,651	4,379
Net gain on sale of available-for-sale securities	261	120	99	1,937	387	480	387
Gain on sale of branches	--	1,115	--	--	--	1,115	--
Other	454	555	517	460	450	1,526	1,529
Total noninterest income	7,028	7,947	6,909	8,093	6,813	21,884	19,244
Noninterest expense:
Compensation	8,503	8,638	8,551	7,657	7,761	25,692	22,506
Occupancy	1,395	1,454	1,478	1,546	1,496	4,327	4,504
Equipment	274	330	363	383	430	967	1,312
Advertising and promotion	146	153	181	177	214	480	630
Outside data processing	874	897	870	829	797	2,641	2,344
Professional fees	1,325	1,435	921	1,126	912	3,681	2,891
Intangible amortization	158	159	158	170	171	475	511
FDIC assessment	1,532	703	655	1,047	270	2,890	1,068
Foreclosed real estate expenses, net	4,458	1,402	1,124	675	183	6,984	828
Write down of assets held-for-sale	1,012	2,793	2,535	--	--	6,340	--
Other	1,051	1,431	1,428	1,077	1,055	3,910	3,143
Total noninterest expense	20,728	19,395	18,264	14,687	13,289	58,387	39,737
Net earnings (loss) before income taxes	(12,330)	(18,522)	(4,825)	2,018	(2,206)	(35,677)	730
Income tax expense (benefit)	(3,904)	(5,869)	(2,574)	435	(453)	(12,347)	527
Net earnings (loss)	$ (8,426)	$ (12,653)	$ (2,251)	$ 1,583	$ (1,753)	$ (23,330)	$ 203
Earnings (loss) available to common shareholders	$ (8,981)	$ (13,209)	$ (2,807)	$ 1,029	$ (2,306)	$ (24,997)	$ (1,457)
Earnings (loss) per common share:
Basic	$ (0.79)	$ (1.16)	$ (0.27)	$ 0.10	$ (0.22)	$ (2.25)	$ (0.14)
Diluted	(0.79)	(1.16)	(0.27)	0.09	(0.22)	(2.25)	(0.14)
Average common shares outstanding	11,380	11,375	10,558	10,513	10,441	11,108	10,337
Diluted average common shares outstanding	11,380	11,375	10,558	11,536	10,441	11,108	10,337

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA OF FLORIDA OPERATIONS HELD-FOR-SALE (1)

(Unaudited, amounts in thousands)

	Three Months Ended					Nine Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,	September 30,
Income and Expense Data	2010	2010	2010	2009	2009	2010	2009
Interest income on loans, including fees	$ 1,189	$ 1,308	$ 1,366	$ 1,396	$ 1,377	$ 3,863	$ 4,071
Interest expense on deposits	698	863	1,010	1,139	1,380	2,571	4,700
Net interest income (expense)	491	445	356	257	(3)	1,292	(629)

Write down of loans	--	--	1,792	--	--	1,792	--

Noninterest income	8	31	25	21	15	64	38
Noninterest expense:
Compensation	395	544	571	485	499	1,510	1,498
Occupancy	151	239	261	263	270	651	783
Equipment	11	20	53	56	65	84	188
Advertising and promotion	7	6	6	8	57	19	93
Outside data processing	2	2	10	1	3	14	3
FDIC assessment	231	139	127	213	203	497	227
Write down of assets held-for-sale	1,012	2,793	2,535	--	--	6,340	--
Other	102	183	261	113	108	546	293
Total noninterest expense	1,911	3,926	3,824	1,139	1,205	9,661	3,085

Net expense from Florida operations held-for-sale	(1,412)	(3,450)	(5,235)	(861)	(1,193)	(10,097)	(3,676)

Average Balances of Assets and Liabilities
Assets:
Loans	$ 72,468	$ 79,981	$ 84,594	$ 86,543	$ 85,413
Noninterest-earning assets	4,196	4,481	7,377	7,532	7,607
Total assets	$ 76,664	$ 84,462	$ 91,971	$ 94,075	$ 93,020
Liabilities:
Interest checking	$ 42,361	$ 45,770	$ 46,780	$ 43,461	$ 37,078
Money market and savings	38,304	45,146	48,704	50,517	48,982
Time deposits	91,140	111,003	124,325	124,952	139,859
Total interest-bearing deposits	171,805	201,919	219,809	218,930	225,919
Noninterest-bearing deposits	14,983	17,830	17,213	14,412	14,455
Other liabilities	216	253	303	350	436
Total liabilities	$ 187,004	$ 220,002	$ 237,325	$ 233,692	$ 240,810

(1) This data represents a non-GAAP presentation of Florida operations held-for-sale that we believe provides selected information useful to investors in understanding our financial results. This information should not be considered a substitute for operating results determined in accordance with GAAP.  This table includes certain direct income and expense of our Florida operations held-for-sale for all prior periods for comparison purposes and no corporate income or expense allocations have been made.

Encore Bancshares, Inc. and Subsidiaries

AVERAGE CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2010	2010	2010	2009	2009

Assets:
Interest-earning assets:
Loans	$ 983,011	$ 978,547	$ 979,171	$ 998,519	$ 1,038,069
Loans held-for-sale (1)	73,646	81,148	85,204	87,097	87,129
Total loans	1,056,657	1,059,695	1,064,375	1,085,616	1,125,198
Securities	209,365	186,777	230,390	241,267	235,819
Federal funds sold and other	290,541	275,148	220,019	205,944	168,213
Total interest-earning assets	1,556,563	1,521,620	1,514,784	1,532,827	1,529,230
Less: Allowance for loan losses	(27,144)	(24,796)	(26,672)	(27,197)	(23,972)
Noninterest-earning assets	128,197	122,236	126,284	103,938	102,245
Noninterest-earning assets held-for-sale (1)	4,196	4,481	7,377	7,532	7,607
Total assets	$ 1,661,812	$ 1,623,541	$ 1,621,773	$ 1,617,100	$ 1,615,110

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 139,820	$ 145,856	$ 153,023	$ 151,181	$ 154,475
Money market and savings	279,084	238,000	240,292	262,470	257,807
Time deposits	410,318	415,615	400,451	382,150	385,962
Interest-bearing deposits held-for-sale (1)	171,805	201,919	219,809	218,930	225,919
Total interest-bearing deposits	1,001,027	1,001,390	1,013,575	1,014,731	1,024,163
Borrowings and repurchase agreements	220,068	218,794	220,759	222,428	222,978
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Total interest-bearing liabilities	1,241,714	1,240,803	1,254,953	1,257,778	1,267,760
Noninterest-bearing liabilities:
Noninterest-bearing deposits	220,166	168,021	146,779	148,921	133,433
Noninterest-bearing deposits held-for-sale (1)	14,983	17,830	17,213	14,412	14,455
Other liabilities	7,132	6,384	15,412	8,572	10,356
Other liabilities held-for-sale (1)	216	253	303	350	436
Total liabilities	1,484,211	1,433,291	1,434,660	1,430,033	1,426,440
Shareholders' equity	177,601	190,250	187,113	187,067	188,670
Total liabilities and shareholders' equity	$ 1,661,812	$ 1,623,541	$ 1,621,773	$ 1,617,100	$ 1,615,110

(1) Portions of this table represent a non-GAAP presentation of Florida operations held-for-sale that we believe provide information useful to investors in understanding our financial results. This table includes average balances of Florida operations held-for-sale for all prior periods for comparison purposes.

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA

(Unaudited, dollars in thousands)

	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
Loan Portfolio:	2010	2010	2010	2009	2009
Commercial:
Commercial	$ 138,594	$ 131,712	$ 115,653	$ 115,431	$ 107,034
Commercial real estate	154,476	189,471	199,166	259,480	253,634
Real estate construction	54,140	55,332	66,618	87,008	118,513
Total commercial	347,210	376,515	381,437	461,919	479,181
Consumer:
Residential real estate first lien	207,386	215,911	211,366	222,337	228,090
Residential real estate second lien	280,245	290,934	289,344	291,433	292,265
Home equity lines	63,983	66,311	68,677	74,356	76,369
Consumer installment - indirect	5,520	6,311	7,339	8,372	9,743
Consumer other	20,245	16,783	16,138	19,788	20,521
Total consumer	577,379	596,250	592,864	616,286	626,988
Loans receivable	924,589	972,765	974,301	1,078,205	1,106,169
Loans held-for-sale	111,505	77,914	81,953	1,058	--
Total loans	$ 1,036,094	$ 1,050,679	$ 1,056,254	$ 1,079,263	$ 1,106,169

Asset Quality:
Nonaccrual loans - Texas (1)	$ 17,445	$ 22,441	$ 8,860	$ 9,908	$ 9,128
Nonaccrual loans - Florida (1)	34,251	41,773	31,851	26,080	29,241
Total nonaccrual loans (1)	51,696	64,214	40,711	35,988	38,369
Investment in real estate - Texas	5,762	6,194	6,954	9,494	4,054
Investment in real estate - Florida	5,090	7,408	4,100	5,145	2,898
Total investment in real estate	10,852	13,602	11,054	14,639	6,952
Total nonperforming assets	$ 62,548	$ 77,816	$ 51,765	$ 50,627	$ 45,321

Accruing loans past due 90 days or more	$ --	$ --	$ --	$ 1,489	$ --

Restructured loans still accruing	$ 2,570	$ 1,072	$ 5,710	$ 530	$ --

Asset Quality Ratios:
Nonperforming assets to total loans and investment in real estate	5.97%	7.31%	4.85%	4.63%	4.07%
Net charge-offs to average total loans	5.75%	6.23%	2.41%	1.49%	1.88%
Allowance for loan losses to period end loans (excluding loans held-for-sale)	2.27%	2.74%	2.58%	2.46%	2.49%
Allowance for loan losses to nonperforming loans (excluding loans held-for-sale)	88.89%	45.47%	61.73%	73.64%	71.87%

Deposits:
Noninterest-bearing deposits	$ 205,927	$ 182,729	$ 156,071	$ 174,102	$ 152,367
Interest checking	145,257	152,041	157,796	211,174	189,143
Money market and savings	293,381	259,189	237,204	294,840	312,206
Time deposits less than $100	124,132	132,514	130,898	191,372	193,005
Core deposits	768,697	726,473	681,969	871,488	846,721
Time deposits $100 and greater	251,271	265,076	251,089	298,163	293,041
Brokered deposits	24,084	24,056	25,610	22,185	25,071
Deposits held-for-sale	187,433	184,106	242,755	--	--
Total deposits	$ 1,231,485	$ 1,199,711	$ 1,201,423	$ 1,191,836	$ 1,164,833

Assets Under Management	$ 2,732,757	$ 2,592,186	$ 2,786,220	$ 2,673,832	$ 2,519,458

(1) Nonaccrual troubled debt restructurings are included in nonaccrual loans.

Encore Bancshares, Inc. and Subsidiaries

ALLOWANCE FOR LOAN LOSSES

(Unaudited, dollars in thousands)

	Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2010	2010	2010	2009	2009

Allowance for loan losses at beginning of quarter	$ 26,675	$ 25,132	$ 26,501	$ 27,575	$ 25,214

Charge-offs:
Commercial:
Commercial	(160)	(402)	(382)	(326)	(1,475)
Commercial real estate	(10,049)	(10,118)	(4,346)	(701)	(64)
Real estate construction	(3,407)	(3,101)	(322)	(3,142)	(2,679)
Total commercial	(13,616)	(13,621)	(5,050)	(4,169)	(4,218)

Consumer:
Residential real estate first lien	(503)	(1,707)	(618)	(813)	(474)
Residential real estate second lien	(879)	(1,301)	(434)	(626)	(829)
Home equity lines	(664)	(237)	(699)	(677)	(344)
Consumer installment - indirect	(53)	(68)	(77)	(100)	(145)
Consumer other	(20)	(180)	(7)	(3)	(18)
Total consumer	(2,119)	(3,493)	(1,835)	(2,219)	(1,810)

Total charge-offs	(15,735)	(17,114)	(6,885)	(6,388)	(6,028)

Recoveries:
Commercial:
Commercial	157	543	131	2,269	564
Commercial real estate	--	17	--	--	--
Real estate construction	1	3	46	--	--
Total commercial	158	563	177	2,269	564

Consumer:
Residential real estate first lien	161	9	134	1	74
Residential real estate second lien	36	27	132	12	28
Home equity lines	11	11	78	4	15
Consumer installment - indirect	33	33	34	18	22
Consumer other	29	1	1	1	1
Total consumer	270	81	379	36	140

Total recoveries	428	644	556	2,305	704

Net charge-offs	(15,307)	(16,470)	(6,329)	(4,083)	(5,324)

Provision for loan losses	9,599	18,013	4,960	3,009	7,685

Allowance for loan losses at end of quarter	$ 20,967	$ 26,675	$ 25,132	$ 26,501	$ 27,575

Encore Bancshares, Inc. and Subsidiaries

SEGMENT OPERATIONS

(Unaudited, dollars in thousands)

	As of and for the Three Months Ended					As of and for the Nine
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,	Months Ended September 30,
	2010	2010	2010	2009	2009	2010	2009
Banking
Net interest income	$ 11,231	$ 11,191	$ 11,742	$ 11,873	$ 12,213	$ 34,164	$ 35,675
Provision for loan losses	9,599	18,013	4,960	3,009	7,685	32,572	13,651
Noninterest income	857	1,800	647	2,423	937	3,304	2,358
Noninterest expense	16,133	14,747	13,675	10,591	9,090	44,555	27,310
Earnings (loss) before income taxes	(13,644)	(19,769)	(6,246)	696	(3,625)	(39,659)	(2,928)
Income tax expense (benefit)	(4,370)	(6,311)	(3,076)	(57)	(1,028)	(13,757)	(839)
Net earnings (loss)	$ (9,274)	$ (13,458)	$ (3,170)	$ 753	$ (2,597)	$ (25,902)	$ (2,089)
Total assets at quarter end	$ 1,650,297	$ 1,628,706	$ 1,645,468	$ 1,644,083	$ 1,608,348	$ 1,650,297	$ 1,608,348

Wealth Management
Net interest income	$ 34	$ 41	$ 40	$ 40	$ 39	$ 115	$ 115
Noninterest income	4,638	4,593	4,618	4,570	4,501	13,849	12,337
Noninterest expense	3,442	3,547	3,562	3,022	3,088	10,551	9,226
Earnings before income taxes	1,230	1,087	1,096	1,588	1,452	3,413	3,226
Income tax expense	438	385	388	575	586	1,211	1,213
Net earnings	$ 792	$ 702	$ 708	$ 1,013	$ 866	$ 2,202	$ 2,013
Total assets at quarter end	$ 63,933	$ 62,518	$ 61,316	$ 59,618	$ 50,174	$ 63,933	$ 50,174

Insurance
Net interest income	$ 5	$ 5	$ 5	$ 6	$ 5	$ 15	$ 11
Noninterest income	1,533	1,554	1,644	1,100	1,375	4,731	4,549
Noninterest expense	1,153	1,101	1,027	1,074	1,111	3,281	3,201
Earnings before income taxes	385	458	622	32	269	1,465	1,359
Income tax expense	134	161	218	21	94	513	477
Net earnings	$ 251	$ 297	$ 404	$ 11	$ 175	$ 952	$ 882
Total assets at quarter end	$ 9,063	$ 8,714	$ 8,053	$ 7,962	$ 7,390	$ 9,063	$ 7,390

Other
Net interest expense	$ (301)	$ (298)	$ (297)	$ (298)	$ (302)	$ (896)	$ (927)
Loss before income taxes	(301)	(298)	(297)	(298)	(302)	(896)	(927)
Income tax benefit	(106)	(104)	(104)	(104)	(105)	(314)	(324)
Net loss	$ (195)	$ (194)	$ (193)	$ (194)	$ (197)	$ (582)	$ (603)
Total assets at quarter end	$ (72,631)	$ (74,323)	$ (76,921)	$ (76,308)	$ (65,192)	$ (72,631)	$ (65,192)

Consolidated
Net interest income	$ 10,969	$ 10,939	$ 11,490	$ 11,621	$ 11,955	$ 33,398	$ 34,874
Provision for loan losses	9,599	18,013	4,960	3,009	7,685	32,572	13,651
Noninterest income	7,028	7,947	6,909	8,093	6,813	21,884	19,244
Noninterest expense	20,728	19,395	18,264	14,687	13,289	58,387	39,737
Earnings (loss) before income taxes	(12,330)	(18,522)	(4,825)	2,018	(2,206)	(35,677)	730
Income tax expense (benefit)	(3,904)	(5,869)	(2,574)	435	(453)	(12,347)	527
Net earnings (loss)	$ (8,426)	$ (12,653)	$ (2,251)	$ 1,583	$ (1,753)	$ (23,330)	$ 203
Total assets at quarter end	$ 1,650,662	$ 1,625,615	$ 1,637,916	$ 1,635,355	$ 1,600,720	$ 1,650,662	$ 1,600,720

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Three Months Ended September 30,
	2010			2009
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 983,011	$ 14,254	5.75%	$ 1,123,482	$ 17,114	6.04%
Loans held-for-sale	73,646	1,212	6.53%	1,716	34	7.86%
Total loans - TE yield	1,056,657	15,466	5.81%	1,125,198	17,148	6.05%
Securities - TE yield	209,365	1,337	2.53%	235,819	2,315	3.89%
Federal funds sold and other	290,541	238	0.32%	168,213	180	0.42%
Total interest-earning assets - TE yield	1,556,563	17,041	4.34%	1,529,230	19,643	5.10%
Less: Allowance for loan losses	(27,144)			(23,972)
Noninterest-earning assets	128,197			109,852
Noninterest-earning assets held-for-sale	4,196			--
Total assets	$ 1,661,812			$ 1,615,110

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 139,820	$ 90	0.26%	$ 191,553	$ 227	0.47%
Money market and savings	279,084	442	0.63%	306,789	833	1.08%
Time deposits	410,318	2,295	2.22%	525,821	4,071	3.07%
Interest-bearing deposits held-for-sale	171,805	698	1.61%	--	--
Total interest-bearing deposits	1,001,027	3,525	1.40%	1,024,163	5,131	1.99%
Borrowings and repurchase agreements	220,068	2,127	3.83%	222,978	2,129	3.79%
Junior subordinated debentures	20,619	301	5.79%	20,619	302	5.81%
Total interest-bearing liabilities	1,241,714	5,953	1.90%	1,267,760	7,562	2.37%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	220,166			147,888
Noninterest-bearing deposits held-for-sale	14,983			--
Other liabilities	7,132			10,792
Other liabilities held-for-sale	216			--
Total liabilities	1,484,211			1,426,440
Shareholders' equity	177,601			188,670
Total liabilities and shareholders' equity	$ 1,661,812			$ 1,615,110

Net interest income - TE		$ 11,088			$ 12,081

Net interest spread - TE			2.44%			2.73%
Net interest margin - TE			2.83%			3.13%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Nine Months Ended September 30,
	2010			2009
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 980,257	$ 42,811	5.84%	$ 1,165,897	$ 51,949	5.96%
Loans held-for-sale	79,957	3,920	6.55%	1,574	94	7.98%
Total loans - TE yield	1,060,214	46,731	5.89%	1,167,471	52,043	5.96%
Securities - TE yield	208,767	5,029	3.22%	213,257	6,461	4.05%
Federal funds sold and other	262,161	687	0.35%	128,552	492	0.51%
Total interest-earning assets - TE yield	1,531,142	52,447	4.58%	1,509,280	58,996	5.23%
Less: Allowance for loan losses	(26,206)			(24,932)
Noninterest-earning assets	125,579			110,792
Noninterest-earning assets held-for-sale	5,340			--
Total assets	$ 1,635,855			$ 1,595,140

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 146,185	$ 325	0.30%	$ 183,676	$ 652	0.47%
Money market and savings	252,601	1,395	0.74%	259,776	2,196	1.13%
Time deposits	408,831	7,111	2.33%	548,363	13,658	3.33%
Interest-bearing deposits held-for-sale	197,668	2,571	1.74%	--	--
Total interest-bearing deposits	1,005,285	11,402	1.52%	991,815	16,506	2.23%
Borrowings and repurchase agreements	219,871	6,382	3.88%	234,755	6,364	3.62%
Junior subordinated debentures	20,619	896	5.81%	20,619	927	6.01%
Total interest-bearing liabilities	1,245,775	18,680	2.00%	1,247,189	23,797	2.55%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	178,591			149,348
Noninterest-bearing deposits held-for-sale	16,667			--
Other liabilities	9,612			10,810
Other liabilities held-for-sale	257			--
Total liabilities	1,450,902			1,407,347
Shareholders' equity	184,953			187,793
Total liabilities and shareholders' equity	$ 1,635,855			$ 1,595,140

Net interest income - TE		$ 33,767			$ 35,199

Net interest spread - TE			2.58%			2.68%
Net interest margin - TE			2.95%			3.12%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands)

	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2010	2010	2010	2009	2009

Shareholders' equity (GAAP)	$ 169,706	$ 177,873	$ 190,210	$ 186,668	$ 186,460
Less: Preferred stock	29,368	29,238	29,107	28,976	28,847
Goodwill and other intangible assets, net	40,675	40,833	40,991	41,150	33,394
Tangible common equity (1)	$ 99,663	$ 107,802	$ 120,112	$ 116,542	$ 124,219

Total assets (GAAP)	$ 1,650,662	$ 1,625,615	$ 1,637,916	$ 1,635,355	$ 1,600,720
Less: Goodwill and other intangible assets, net	40,675	40,833	40,991	41,150	33,394
Tangible assets	$ 1,609,987	$ 1,584,782	$ 1,596,925	$ 1,594,205	$ 1,567,326

Shares outstanding at end of period	11,380	11,380	11,162	10,504	10,499

(1) Tangible common equity, a non-GAAP financial measure, includes total equity, less preferred equity, goodwill and other intangible assets. Management reviews tangible common equity along with other measures of capital as part of its financial analyses and has included this information because of current interest on the part of market participants in tangible common equity as a measure of capital. The methodology of determining tangible common equity may differ among companies.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009		2010	2009
Net interest income (GAAP)	$ 10,969	$ 11,955		$ 33,398	$ 34,874
Taxable-equivalent adjustment (1)	119	126		369	325
Net interest income on a taxable-equivalent basis	$ 11,088	$ 12,081		$ 33,767	$ 35,199

(1) Net interest income, net interest spread and net interest margin are reported on a taxable-equivalent basis. The taxable-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets. Management believes that it is a standard practice in the banking industry to present net interest income, net interest spread and net interest margin on a fully taxable-equivalent basis. Management believes these measures provide useful information to investors by allowing them to make peer comparisons.
CONTACT:  Encore Bancshares, Inc.
          L. Anderson Creel, Chief Financial Officer
            713.787.3138
          James S. D'Agostino, Jr., Chairman and CEO
            713.787.3103